SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2008

Intelsat, Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Wellesley House North, 2nd Floor, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of Principal Executive Offices)	(Zip Code)

(441) 294-1650

Registrant’s telephone number, including area code

n/a

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 3, 2008, the Compensation Committee of the Board of Directors of Intelsat, Ltd. and Intelsat Global, Ltd., the indirect parent of Intelsat, Ltd., approved an increase in the annual base salary of David McGlade, Deputy Chairman and Chief Executive Officer, and Phillip Spector, Executive Vice President and General Counsel, under their respective employment agreements. Mr. McGlade’s Base Salary (as defined in his Employment Agreement, dated as of January 28, 2005, as amended) was increased to $1,000,000 per year, with retroactive effect from February 4, 2008. Mr. Spector’s Base Salary (as defined in his Employment Agreement, dated as of January 31, 2005, as amended) was increased to $515,000 per year, with retroactive effect from February 4, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2008

INTELSAT, LTD.

	By:	/s/ Michael McDonnell
	Name:	Michael McDonnell
	Title:	Executive Vice President and Chief Financial Officer